UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2018

PRESIDIO PROPERTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-53673	33-0841255
__________	__________	__________
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1282 Pacific Oaks Place

Escondido, California 92029

(Address of Principal Executive Offices, Including Zip Code)

____________________

(760) 471-8536

(Registrant’s Telephone Number, Including Area Code)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Sale of California Industrial Property

The sale of an industrial property located in San Diego County, which was owned by a wholly-owned subsidiary of Presidio Property Trust, Inc. (“Presidio"), closed on December 20, 2018 (“Property Sale”).

Early Redemption of Series B Preferred Stock

On December 21, 2018 and December 24, 2018, Presidio elected to redeem early a portion of its outstanding Series B Preferred Stock (“Preferred Stock”).  A substantial portion of the net proceeds from the Property Sale was used to redeem and retire 13,800 shares of Preferred Stock; 16,900 shares of Preferred Stock remain outstanding.

Q4-2018 Cash Dividend on Series A Common Stock

The Board of Directors of Presidio declared a cash dividend for the fourth quarter of 2018 of $0.06 per share of Series A Common Stock, payable on January 18, 2019 to stockholders of record on December 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2018	PRESIDIO PROPERTY TRUST, INC.
By:/s/ Ann T. Nguyen
Ann T. Nguyen
Secretary & General Counsel